Exhibit 3.5

                            ARTICLES OF AMENDMENT TO

                          THE ARTICLES OF INCORPORATION

                      OF GENTNER COMMUNICATIONS CORPORATION

                    (hereafter ClearOne Communications, Inc.)


         Pursuant to Sections 16-10a-1003 and 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned, James A. Valeo, being the Vice President of Gentner Communications Corporation, a Utah corporation (the "Corporation"), hereby certifies the following:

    1. Articles I of the Articles of Incorporation of the Corporation is deleted in its entirety and the following is substituted therefore:

                                   ARTICLES I

                                      NAME

          The name of this corporation is ClearOne Communications Inc.

                               [End of Article I]

    2. This Amendment to the Articles of Incorporation (the "Amendment") was adopted (i) by the Board of Directors of the Corporation as of September 17, 2001, and (ii) with the recommendation of the Board of Directors, at a meeting of the shareholders of the Corporation held on November 14, 2001.

    3. As of the date of the record date for the shareholders meeting referenced in paragraph 2, the Corporation had 8,628,478 shares of outstanding Common Stock all of which were entitled to vote on the above noted Amendment and 5,544,252 of which were indisputably present at the shareholder's meeting at which the vote was taken. Common Stock is the only class of stock of the Corporation. The Amendment was approved, receiving 5,468,778 votes, which constituted a majority of the outstanding shares of Common Stock of the Corporation.

    4. These Articles of Amendment to the Articles of Incorporation shall become effective on January 1, 2002.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation as of this 12th day of December, 2001.

                                          GENTNER COMMUNICATIONS
                                          CORPORATION, a Utah corporation


                                          By:  /s/ James A. Valeo
                                             --------------------------------
                                                James A. Valeo, Vice President